Exhibit 4.5

EXECUTION COPY

AMENDMENT NO. 2

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”) is made as of July 12, 2010 by and among Actuant Corporation, a Wisconsin corporation (the “Company”), Actuant Ltd., a company organized under the laws of England (“Actuant Ltd.”), Actuant Finance Ltd., a company organized under the laws of England (“Actuant Finance”), Applied Power Europa B.V., a besloten vennootschap met beperkte aansprakelijkheid (the “Dutch Borrower” and, collectively with the Company, Actuant Ltd. and Actuant Finance, the “Borrowers”), the financial institutions listed on the signature pages hereto and JPMorgan Chase Bank, N.A., as the administrative agent for the “Lenders” referred to below (in such capacity, the “Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the “Credit Agreement” referred to below.

W I T N E S S E T H:

WHEREAS, the signatories hereto are parties to that certain Second Amended and Restated Credit Agreement, dated as of November 10, 2008, among the Borrowers, the financial institutions from time to time parties thereto (the “Lenders”) and the Agent (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”); and

WHEREAS, the parties hereto have agreed to amend the Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to the following amendment to the Credit Agreement.

1. Amendments. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

(a) The definition of “Asset Sale” set forth in Section 1.1 of the Credit Agreement is hereby amended to insert at the end thereof the following phrase: “or Permitted Factoring Transaction”.

(b) The definition of “Permitted Acquisition” set forth in Section 1.1 of the Credit Agreement is hereby amended to (i) delete clause (e) of the proviso thereto and insert therefor the following: “(e) the Company shall have furnished to the Agent a certificate demonstrating in reasonable detail (i) a pro forma Leverage Ratio of less than or equal to 3.50 to 1.0 (or, if such Acquisition is a Specified Acquisition, 3.75 to 1.0) for the four fiscal quarter period most recently ended prior to the date of such Acquisition, and (ii) pro forma compliance with the financial covenant contained in Section 6.19.2 for such period, in each case, calculated as if such Acquisition, including the consideration therefor, had been consummated on the first day of such period,” (ii) delete clause (f) of the proviso thereto and insert therefor the following: “(f) [Intentionally Omitted]” and (iii) insert at the beginning of clause (g) of the proviso thereto the following phrase: “if such Acquisition is a Specified Acquisition,”.

(c) The definition of “Qualified Receivables Transaction” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Company or any Subsidiary pursuant to which the Company or any Subsidiary may sell, convey or otherwise transfer to a newly-formed Subsidiary or other special-purpose entity, or any other Person, any accounts or notes receivable and rights related thereto, provided that (i) all of the terms and conditions of such transaction or series of transactions, including without limitation the amount and type of any recourse to the Company or any Subsidiary with respect to the assets transferred, are reasonably acceptable to the Agent and the Required Lenders and (ii) the Receivables Transaction Attributed Indebtedness incurred in respect of all such transactions or series of transactions does not exceed $75,000,000.

(d) Article I of the Credit Agreement is hereby amended to (i) delete in its entirety the definition of “Existing Receivables Agreements” and (ii) insert therein, in proper alphabetical order, the following definitions:

“Permitted Factoring Transaction” means (a) a sale by the Company or any Subsidiary of accounts receivable pursuant to an accelerated payment program established by a customer of the Company or such Subsidiary or (b) any other sale by any Foreign Subsidiary to any Person of accounts receivable or notes receivable; provided, that the aggregate face amount of accounts receivable and notes receivable subject to all such sales does not exceed $20,000,000 during any fiscal year.

“Specified Acquisition” means an Acquisition with respect to which the aggregate consideration provided by the Company and its Subsidiaries is equal to or greater than $75,000,000.

(e) Section 2.7(b)(iii) of the Credit Agreement is hereby amended to delete the first sentence thereof and insert therefor the following sentence:

Not later than the third Business Day following receipt of any Net Cash Proceeds of any Asset Sale, the Borrowers shall prepay outstanding Loans in an amount equal to 100% of the Net Cash Proceeds received with respect thereto (subject to the provisions regarding application of prepayments set forth below); provided that no such prepayment shall be required hereunder unless, and only to that extent that, the aggregate Net Cash Proceeds of Asset Sales during any four fiscal quarter period exceed $50,000,000; provided, further, that no mandatory prepayment or reduction in Aggregate Revolving Loan Commitment shall be required pursuant to this Section 2.7(b)(iii) on account of such Net Cash Proceeds if, and to the extent that, the Company notifies the Agent in writing within three Business Days following receipt of such Net Cash Proceeds of its or its Subsidiary’s good faith intention to apply such Net Cash Proceeds to the acquisition of other assets or Property to be used in its business within 120 days following the receipt of such Net Cash Proceeds, with the amount of such Net Cash Proceeds unused after such 120-day period to be treated as Net Cash Proceeds in accordance with this Section 2.7(b)(iii).

(f) Section 2.7(b)(iii) of the Credit Agreement is hereby further amended to delete the proviso to clause (A) of the fourth sentence thereof.

(g) Section 2.7(b)(iv) of the Credit Agreement is hereby deleted in its entirety.

(h) Clause (ii) of Section 6.13 of the Credit Agreement is hereby amended to insert at the end thereof the following phrase: “or Permitted Factoring Transaction”.

(i) Clause (xi) of Section 6.13 of the Credit Agreement is hereby amended to (i) delete the figure “5%” set forth in clause (A) of the proviso thereto and insert therefor the following figure: “10%” and (ii) delete the figure “10%” set forth in clause (B) of the proviso thereto and insert therefor the following figure: “15%”.

(j) Clause (vii) of Section 6.15 of the Credit Agreement is hereby amended to insert at the end thereof the following phrase: “or Permitted Factoring Transaction”.

(k) Section 6.18 of the Credit Agreement is hereby amended to (i) delete the word “and” set forth immediately prior to clause (vi) thereof and (ii) delete clause (vi) thereof and insert therefor the following:

(vi) guaranties by the Company of obligations of Foreign Subsidiaries under customer contracts not exceeding $10,000,000 in the aggregate outstanding at any one time, (vii) guaranties by the Company of

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obligations of Foreign Subsidiaries under Operating Leases permitted hereunder and (viii) other Contingent Obligations not otherwise permitted by clauses (i) through (vii) above not exceeding $20,000,000 in the aggregate outstanding at any one time

(l) Section 6.19.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

6.19.1 Leverage Ratio. The Company will not permit the Leverage Ratio, determined as of the end of each of its fiscal quarters, to exceed the following ratios for the following periods:

Fiscal Quarter	Maximum Leverage Ratio
Fiscal quarters ending November 30, 2008, February 28, 2009 and May 31, 2009	3.50 to 1.00
Fiscal quarter ending August 31, 2009	4.00 to 1.00
Fiscal quarters ending November 30, 2009 and February 28, 2010	4.50 to 1.00
Fiscal quarter ending May 31, 2010 and each fiscal quarter thereafter	3.50 to 1.00

Notwithstanding the foregoing, commencing with the fiscal quarter ending August 31, 2010, the Leverage Ratio may be up to 4.00 to 1.0 for any fiscal quarter during which the Company or any of its Subsidiaries has entered into a Specified Acquisition (the “Trigger Quarter”) and up to 3.75 to 1.0 for the next succeeding fiscal quarter (or, if such Specified Acquisition occurred after the forty-fifth (45th) day of such Trigger Quarter, the Leverage Ratio may be up to 4.00 to 1.0 for such Trigger Quarter and the next succeeding fiscal quarter and up to 3.75 to 1.0 for the second fiscal quarter after such Trigger Quarter); provided, that the Leverage Ratio shall return to 3.50 to 1.0 (or lower) no later than the second fiscal quarter after such Trigger Quarter (or, if such Specified Acquisition occurred after the forty-fifth (45th) day of such Trigger Quarter, no later than the third fiscal quarter after such Trigger Quarter); provided, further, that following the occurrence of a Trigger Quarter, no subsequent Trigger Quarter shall be permitted to occur for purposes of this Section 6.19.1 unless and until the Leverage Ratio is less than or equal to 3.50 to 1.00 as of the end of at least one fiscal quarter following the applicable Specified Acquisition.

(m) Section 6.21(f)(i) of the Credit Agreement is hereby amended to insert therein immediately following the phrase “Qualified Receivables Transaction” the following phrase: “or Permitted Factoring Transaction”.

2. Conditions of Effectiveness. This Amendment shall become effective as of the date hereof if, and only if, the Agent shall have received:

(a) executed copies of this Amendment from the Borrowers, the Agent and the Required Lenders;

(b) executed copies of the Reaffirmation attached hereto in the form of Exhibit A from each existing Guarantor and Pledgor;

(c) confirmation that all fees and expenses of counsel to the Agent required to be paid in connection with the Loan Documents (including this Amendment) pursuant to Section 9.6 of the Credit Agreement have been paid, in each case to the extent that invoices for the same have been submitted at least one Business Day prior to the date hereof;

(d) all other fees (if any) agreed to be paid by the Borrower in connection with this Amendment; and

(e) such other instruments and documents as the Agent shall have reasonably requested in connection with this Amendment.

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3. Representations and Warranties of the Borrowers. Each Borrower hereby represents and warrants as follows:

(a) Such Borrower has the power and authority and legal right to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement (as modified hereby). The execution and delivery by such Borrower of this Amendment and the performance of its obligations hereunder and under the Credit Agreement (as modified hereby) have been duly authorized by proper corporate proceedings, and this Amendment and the Credit Agreement (as modified hereby) constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(b) Neither the execution and delivery by such Borrower of this Amendment, nor the consummation of the transactions contemplated herein or in the Credit Agreement (as modified hereby), nor compliance with the provisions hereof or thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Borrower, (ii) the articles or incorporation or by-laws or other organizational documents of such Borrower or (iii) the provisions of any indenture, instrument or agreement to which such Borrower is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of such Borrower pursuant to the terms of any such indenture, instrument or agreement.

(c) No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by such Borrower, is required to be obtained by such Borrower in connection with the execution and delivery of this Amendment or the legality, validity, binding effect or enforceability of the Credit Agreement (as modified hereby).

(d) As of the date hereof and giving effect to the terms of this Amendment, (i) there exists no Default or Unmatured Default and (ii) the representations and warranties contained in Article V of the Credit Agreement (as modified hereby) are true and correct except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

4. Reference to and Effect on the Credit Agreement and Loan Documents.

(a) Upon the effectiveness of Section 1 hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as modified hereby. This Amendment is a Loan Document pursuant to the Credit Agreement and shall (unless expressly indicated otherwise herein or therein) be construed, administered, and applied, in accordance with all of the terms and provisions of the Credit Agreement.

(b) Each Borrower (i) agrees that this Amendment and the transactions contemplated hereby shall not limit or diminish the obligations of such Borrower arising under or pursuant to the Credit Agreement and the other Loan Documents to which it is a party, (ii) reaffirms its obligations under the Credit Agreement and each and every other Loan Document to which it is a party (including, without limitation, each applicable Collateral Document), (iii) reaffirms all Liens on any collateral (including the Collateral) which have been granted by it in favor of the Agent pursuant to any of the Loan Documents, and (iv) acknowledges and agrees that except as specifically modified above, the Credit Agreement and all other Loan Documents executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or the Lenders, nor constitute a waiver of or consent to any provision of the Credit Agreement or any other Loan Documents executed and/or delivered in connection therewith.

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5. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts (including by means of facsimile or electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

ACTUANT CORPORATION, as a Borrower

By:	/s/ Terry M. Braatz
Name:	Terry M. Braatz
Title:	Treasurer

ACTUANT LTD., as a Borrower

By:	/s/ Brian Kobylinski
Name:	Brian Kobylinski
Title:	Director

ACTUANT FINANCE LTD., as a Borrower

By:	/s/ Brian Kobylinski
Name:	Brian Kobylinski
Title:	Director

APPLIED POWER EUROPA B.V., as a Borrower

By:	/s/ Terry M. Braatz
Name:	Terry M. Braatz
Title:	Authorized Person

Signature Page to Amendment No. 2 to

Second Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender and as Agent

By:	/s/ Brian L. Grossman
Name:	Brian L. Grossman
Title:	Senior Vice President

Signature Page to Amendment No. 2 to

Second Amended and Restated Credit Agreement

Bank of America, NA as a Lender

By:	/s/ Scott Hitchens
Name:	Scott Hitchens
Title:	Vice President

Signature Page to Amendment No. 2 to

Second Amended and Restated Credit Agreement

BMO Capital Markets Financing Inc. as a Lender

By:	/s/ Pamela E. Schwartz
Name:	Pamela E. Schwartz
Title:	Director

Signature Page to Amendment No. 2 to

Second Amended and Restated Credit Agreement

KEYBANK NATIONAL ASSOCIATION as a Lender

By:	/s/ Brian P. Fox
Name:	Brian P. Fox
Title:	Vice President

Signature Page to Amendment No. 2 to

Second Amended and Restated Credit Agreement

M&I Marshall & Ilsley Bank as a Lender

By:	/s/ Ronald J. Carey
Name:	Ronald J. Carey
Title:	Vice President

By:	/s/ James R. Miller
Name:	James R. Miller
Title:	Senior Vice President

Signature Page to Amendment No. 2 to

Second Amended and Restated Credit Agreement

The Northern Trust Company as a Lender

By:	/s/ Patrick Cowan
Name:	Patrick Cowan
Title:	Vice President

Signature Page to Amendment No. 2 to

Second Amended and Restated Credit Agreement

THE PRIVATEBANK AND TRUST COMPANY as a Lender

By:	/s/ James A. Meyer
Name:	James A. Meyer
Title:	Managing Director

Signature Page to Amendment No. 2 to

Second Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION as a Lender

By:	/s/ Michael Cortese
Name:	Michael Corteese
Title:	Officer

Signature Page to Amendment No. 2 to

Second Amended and Restated Credit Agreement

ROYAL BANK OF CANADA as a Lender

By:	/s/ James F. Disher
Name:	James F. Disher
Title:	Authorized Signatory

Signature Page to Amendment No. 2 to

Second Amended and Restated Credit Agreement

UBS AG, Stamford Branch as a Lender

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

By:	/s/ April Varner-Nanton
Name:	April Varner-Nanton
Title:	Director

Signature Page to Amendment No. 2 to

Second Amended and Restated Credit Agreement

U.S. Bank, N.A. as a Lender

By:	/s/ Caroline V. Krider
Name:	Caroline V. Krider
Title:	Senior Vice President

Signature Page to Amendment No. 2 to

Second Amended and Restated Credit Agreement

Wells Fargo Bank, N.A. as a Lender

By:	/s/ Tom Trail
Name:	Tom Trail
Title:	Director

Signature Page to Amendment No. 2 to

Second Amended and Restated Credit Agreement

Associated Bank, N.A. as a Lender

By:	/s/ Daniel Holzhauer
Name:	Daniel Holzhauer
Title:	Vice President – Senior Lender

Signature Page to Amendment No. 2 to

Second Amended and Restated Credit Agreement

EXECUTION COPY

EXHIBIT A

Reaffirmation

Each of the undersigned hereby acknowledges receipt of a copy of Amendment No. 2 dated as of July 12, 2010 (the “Amendment”) to the Second Amended and Restated Credit Agreement, dated as of November 10, 2008, by and among Actuant Corporation, a Wisconsin corporation (the “Company”), Actuant Ltd., a company organized under the laws of England (“Actuant Ltd.”), Actuant Finance Ltd., a company organized under the laws of England (“Actuant Finance”), Applied Power Europa B.V., a besloten vennootschap met beperkte aansprakelijkheid (the “Dutch Borrower” and, collectively with the Company, Actuant Ltd. and Actuant Finance, the “Borrowers”), the financial institutions from time to time parties thereto (the “Lenders”) and JPMorgan Chase Bank, National Association, as the administrative agent for the Lenders (the “Agent”) (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used in this Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement.

Each of the undersigned, by its signature below, hereby (a) acknowledges and consents to the execution and delivery of the Amendment by the parties thereto, (b) agrees that the Amendment and the transactions contemplated thereby shall not limit or diminish the obligations of such Person arising under or pursuant to the Collateral Documents and the other Loan Documents to which it is a party (including, in the case of each Guarantor, without limitation, the Domestic Subsidiary Guaranty and the Security Agreement and, in the case of each Pledgor, without limitation, each applicable Foreign Law Pledge Agreement), (c) reaffirms all of its obligations under the Loan Documents to which it is a party, (d) reaffirms all Liens on any collateral (including the Collateral) which have been granted by it in favor of the Agent pursuant to any of the Loan Documents, and (e) acknowledges and agrees that each Loan Document executed by it remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in any Loan Document shall be a reference to the Credit Agreement as so modified by the Amendment and as the same has previously been, or may from time to time hereafter be, amended, restated, supplemented or otherwise modified. The Amendment is a Loan Document pursuant to the Credit Agreement and shall (unless expressly indicated therein) be construed, administered, and applied, in accordance with all of the terms and provisions of the Credit Agreement.

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ACME ELECTRIC, LLC

ACTUANT INTERNATIONAL HOLDINGS, INC.

APPLIED POWER INVESTMENTS II, INC.

B.W. ELLIOTT MANUFACTURING CO., LLC

CORTLAND CABLE COMPANY, INC.

CORTLAND HOLDING COMPANY

D.L. RICCI CORP.

GB TOOLS & SUPPLIES, LLC

HYDRATIGHT OPERATIONS, INC.

KEY COMPONENTS, INC.

MAXIMA HOLDING COMPANY, INC.

MAXIMA HOLDINGS-EUROPE, INC.

MAXIMA TECHNOLOGIES & SYSTEMS, LLC

PRECISION SURE-LOCK, INC.

PSL HOLDINGS, INC.

SANLO, INC.

SUPERIOR PLANT SERVICES, LLC

TEMPLETON, KENLY & CO., INC.

THE CORTLAND COMPANIES, INC.

VERSA TECHNOLOGIES, INC.

By:	/s/ Terry M. Braatz
Name:	Terry M. Braatz
Title:	Treasurer

ENGINEERED SOLUTIONS, L.P.

By:	Versa Technologies, Inc., its general partner

By:	/s/ Terry M. Braatz
Name:	Terry M. Braatz
Title:	Treasurer

ACTUANT INTERNATIONAL LTD.

By:	/s/ Brian Kobylinski
Name:	Brian Kobylinski
Title:	Director

Signature Page to

Reaffirmation (Amendment No. 2)